EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pegasi Energy Resources Corporation, of our report dated July 8, 2008 with respect to the consolidated financial statements of Pegasi Energy Resources Corporation included in its annual report on Form 10-KSB/A for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

Dated: January 6, 2009	By:	/s/ WHITLEY PENN LLP
Whitley Penn LLP